CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the (1) Registration Statement (Form S-8 No. 333-42870) pertaining to the Roseville Communications Company 2000 Equity Incentive Plan and (2) Registration Statement (Form S-8 No.333-42868) pertaining to the Roseville Communications Company 1999 Restricted Stock Bonus Plan of our report dated February 9, 2001, with respect to the consolidated financial statements of Roseville Communications Company included in its Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                            /s/Ernst & Young LLP


Sacramento, California
March 27, 2001